UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2015

INTERDIGITAL, INC.

(Exact name of Registrant as Specified in Charter)

Pennsylvania	1-33579	23-1882087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Bellevue Parkway, Suite 300 Wilmington, Delaware		19809-3727
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 281-3600

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On March 11, 2015, InterDigital, Inc. (the “Company”) entered into an indenture (the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Pursuant to the Indenture, the Company issued $316 million in aggregate principal amount of its 1.50% Senior Convertible Notes due 2020 (the “Notes”). The Notes bear interest at a rate of 1.50% per year, payable in cash on March 1 and September 1 of each year, commencing September 1, 2015. The Notes will mature on March 1, 2020, unless earlier converted or repurchased.

The Notes will be convertible into cash, shares of the Company’s common stock (“Common Stock”) or a combination thereof, at the Company’s election, at an initial conversion rate of 13.8172 shares of Common Stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $72.37 per share). The conversion rate, and thus the conversion price, may be adjusted under certain circumstances, including in connection with conversions made following certain fundamental changes and under other circumstances as set forth in the Indenture.

Prior to 5:00 p.m., New York City time, on the business day immediately preceding December 1, 2019, the Notes will be convertible only under the following circumstances: (1) on any date during any calendar quarter (and only during such calendar quarter) beginning after March 31, 2015 if the closing sale price of the Common Stock was more than 130% of the applicable conversion price on each applicable trading day for at least 20 trading days (whether or not consecutive) in the period of the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter; (2) if the Company distributes to all or substantially all holders of the Common Stock rights, options or warrants entitling them to purchase, for a period of 45 calendar days or less from the issuance date for such distribution, shares of Common Stock at a price per share less than the average closing sale price for the ten consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution; (3) if the Company distributes to all or substantially all holders of the Common Stock cash or other assets, debt securities or rights to purchase the Company’s securities (other than pursuant to a rights plan), which distribution has a per share value exceeding 10% of the closing sale price of the Common Stock on the trading day immediately preceding the declaration date for such distribution; (4) if the Company engages in certain corporate transactions as described in the Indenture; (5) during a specified period if a fundamental change (as defined in the Indenture) occurs; or (6) during the five consecutive business day period following any five consecutive trading day period in which the trading price for the Notes for each day during such five trading day period was less than 98% of the closing sale price of the Common Stock multiplied by the applicable conversion rate on each such trading day. Commencing on December 1, 2019, the Notes will be convertible in multiples of $1,000 principal amount, at any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date of the Notes.

The Company may not redeem the Notes prior to their maturity date.

If a fundamental change (as defined in the Indenture) occurs, holders may require the Company to purchase all or a portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s senior unsecured obligations and rank equally in right of payment with any of the Company’s current and any future senior unsecured indebtedness. The Notes are effectively subordinated to all of the Company’s future secured indebtedness to the extent of the value of the related collateral, and the Notes are structurally subordinated to indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries, except with respect to any subsidiaries that become guarantors pursuant to the provisions of the Indenture.

The events of default, which may result in the acceleration of the maturity of the Notes, include, among other things, failure to pay the principal on the Notes when due at maturity, failure to pay the fundamental change repurchase price payable when due, failure to pay interest on the Notes when due and the continuance of such default for a period of 30 days, failure by the Company to comply with its obligations under the Notes or the Indenture for a period of 60 days, failure to pay when due any indebtedness for borrowed money of the Company or any “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X) in excess of $15 million, certain judgments and certain events of bankruptcy or insolvency involving the Company, any significant subsidiary or any subsidiary of the Company that becomes a guarantor.

If an event of default involving bankruptcy or insolvency occurs and is continuing with respect to the Company or any of its subsidiaries that become guarantors pursuant to the provisions of the Indenture, the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes will be automatically due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes to be due and payable.

The Company has agreed that if any of its U.S. subsidiaries incurs or guarantees certain indebtedness in an amount in excess of

$15 million that such subsidiaries will agree to become parties to the Indenture and guarantee, on a senior and joint and several basis with the Company and any other subsidiary guarantors, the full and prompt payment of principal and interest on the Notes and the performance of the Company’s other obligations under the Notes and Indenture.

The Company estimates that the net proceeds from the offering of the Notes will be approximately $307.0 million, after deducting the Initial Purchasers’ (as defined below) fees and estimated offering expenses. The Company used a portion of the net proceeds from the offering of the Notes and the proceeds from the sale of the warrants to fund the cost of the convertible note hedge transactions. The Company also used approximately $43.6 million of the remaining net proceeds from the offering of the Notes to repurchase shares of its common stock at $53.61 per share, the closing price of the stock on March 5, 2015, from institutional investors through one of the Initial Purchasers (as defined below) and its affiliate, as the Company’s agent, concurrently with the pricing of the offering of the Notes, and expects to use the remaining net proceeds for general corporate purposes, which may include, among other things, the repurchase or retirement of the Company’s outstanding indebtedness.

The Notes were sold in private placements to Barclays Capital Inc., Goldman, Sachs & Co., B. Riley & Co., LLC and Cowen and Company, LLC (collectively, the “Initial Purchasers”) pursuant to the exemption from the registration requirements afforded by Section 4(a)(2) of the Securities Act of 1933 (“Securities Act”). The Notes were resold by the Initial Purchasers to investors in transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144A under the Securities Act.

The description of the Indenture and the Notes is qualified in its entirety by reference to the text of the Indenture, and the related form of Note, which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Convertible Note Hedge Transactions

On March 5 and March 9, 2015, in connection with the offering of the Notes, the Company entered into convertible note hedge transactions with respect to its Common Stock with Barclays Bank PLC, through its agent Barclays Capital Inc., and Goldman, Sachs & Co. (the “Counterparties”). The convertible note hedge transactions cover, subject to customary anti-dilution adjustments, approximately 3.8 million and approximately 0.6 million shares of Common Stock, respectively, at a strike price that corresponds to the initial conversion price of the Notes, also subject to adjustment, and are exercisable upon conversion of the Notes.

The convertible note hedge transactions are intended generally to reduce the potential dilution to the Common Stock and/or offset any potential cash payments the Company is required to make in excess of the principal amount of the converted Notes, as the case may be, upon conversion of the Notes in the event that the market price per share of the Common Stock is greater than the strike price.

The cost of the March 5 and March 9, 2015 convertible note hedge transactions was approximately $51.7 million and approximately $7.7 million, respectively.

The convertible note hedge transactions are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes have no rights with respect to the convertible note hedge transactions. A form of the confirmation for the convertible note hedge transactions is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Warrant Transactions

On March 5 and March 9, 2015, the Company also entered into privately-negotiated warrant transactions with the Counterparties, whereby the Company sold to the Counterparties warrants to acquire, subject to customary anti-dilution adjustments, approximately 3.8 million and approximately 0.6 million shares, respectively, of Common Stock at a strike price of approximately $88.46 per share, also subject to adjustment. The warrants become exercisable in tranches starting in June 2020. As consideration for the warrants issued on March 5 and March 9, 2015, the Company received approximately $37.3 million and approximately $5.6 million, respectively.

If the market value per share of the Common Stock, as measured under the warrants, exceeds the strike price of the warrants at the time the warrants are exercisable, the warrants will have a dilutive effect on the Company’s earnings per share.

The warrants were sold in separate warrant transactions pursuant to the exemption from the registration requirements afforded by Section 4(a)(2) of the Securities Act. A form of the confirmation for the warrant transactions is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

The warrant transactions are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes have no rights with respect to the warrant transactions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On March 5, 2015, the Company entered into a purchase agreement with the Initial Purchasers, to issue and sell $275 million aggregate principal amount of Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $41 million aggregate principal amount of the Notes on the same terms and conditions solely to cover over-allotments, if any. On March 9, 2015, the Initial Purchasers exercised their overallotment option in full.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated March 11, 2015, between InterDigital, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 1.50% Senior Convertible Note due 2020.

10.1	Form of Convertible Note Hedge Transaction Confirmation.

10.2	Form of Warrant Transaction Confirmation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

DATED: March 11, 2015	By:	/s/ Jannie K. Lau
		Name:	Jannie K. Lau
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated March 11, 2015, between InterDigital, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 1.50% Senior Convertible Note due 2020.

10.1	Form of Convertible Note Hedge Transaction Confirmation.

10.2	Form of Warrant Transaction Confirmation.